UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

VERIZON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2259884
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

5.90% Notes due 2054	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:         333-190954         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Verizon Communications Inc. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated January 30, 2014 under “Description of the Debt Securities” and in the Prospectus Supplement dated January 30, 2014, under “Description of the Notes,” filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2014 under Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-190954) previously filed with the Commission under the Act.

Item 2.  Exhibits.

1.	Indenture between Verizon Communications Inc., both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of December 1, 2000 (incorporated by reference to Verizon Global Funding Corp.’s Registration Statement on Form S-4, Registration No. 333-64792, Exhibit 4.1).

2.	First Supplemental Indenture between Verizon Communications Inc., both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of May 15, 2001 (incorporated by reference to Verizon Global Funding Corp.’s Registration Statement on Form S-3, Registration No. 333-67412, Exhibit 4.2).

3.	Second Supplemental Indenture between Verizon Communications Inc., both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of September 29, 2004 (incorporated by reference to Verizon Communications Inc.’s Current Report of Form 8-K filed on February 9, 2006, Exhibit 4.1).

4.	Third Supplemental Indenture between Verizon Communications Inc., both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of September 29, 2004 (incorporated by reference to Verizon Communications Inc.’s Current Report on Form 8-K filed on February 9, 2006, Exhibit 4.2).

5.	Form of Fixed Rate Debt Security (incorporated by reference to Exhibit 4.7 to the Company’s filing on Form S-3 (No. 333-190954), filed on September 3, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Verizon Communications Inc.

Date: February 6, 2014	By:	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary